UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

Aetrium Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 770-2000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2014, Aetrium Incorporated (the “Company”) entered into a Registration Rights Agreement, dated as of May 9, 2014 (the “Registration Rights Agreement”), with Lone Star Value Investors, LP (“Lone Star”). The Registration Rights Agreement provides Lone Star with certain demand and piggyback registration rights, effective at any time after July 30, 2014, with respect to the shares of the Company’s common stock issuable upon the conversion of that certain $500,000 unsecured convertible promissory note dated April 1, 2014 (the “LS Convertible Promissory Note”) that Lone Star purchased from the Company in order to provide financing for the Company’s acquisition of certain assets of KBS Building Systems, Inc. and its affiliates (“KBS”).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company’s issuance of the LS Convertible Promissory Note, agreement to enter into a registration rights agreement with Lone Star and acquisition of KBS were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2014.

Lone Star owns 60,588 shares of the Company’s common stock, or approximately 5.6% of the shares outstanding. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the founder and chief executive officer of Lone Star Value Management, LLC, the investment manager of Lone Star, and is the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of May 9, 2014, by and between Aetrium Incorporated and Lone Star Value Investors, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

Dated: May 15, 2014	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of May 9, 2014, by and between Aetrium Incorporated and Lone Star Value Investors, LP.